CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXCLUSIVE OPTION AGREEMENT

THIS EXCLUSIVE OPTION AGREEMENT (“Agreement”) is dated as of May 30, 2025 (“Effective Date”) by and between:

Senju Pharmaceutical Co., Ltd., a corporation organized under the laws of Japan, having a principal place of business at 3-1-9, Kawara-machi, Chuo-ku, Osaka, 541-0048, Japan (“Senju”); and

Kiora Pharmaceuticals, Inc., a company organized under the laws of Delaware, USA, with a principal place of business at 169 Saxony Road, Suite 212, Encinitas CA 92024, USA (“Kiora”).

Each referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Senju and Kiora wish to enter into this Agreement pursuant to which Senju is granted an exclusive option to acquire a license to conduct certain activities in regard to the substance owned or controlled by Kiora known as “KIO-301” (“Product”) upon the terms and conditions set forth in the Term Sheet (as defined herein).

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Definitions

As used in this Agreement, the following terms shall have the following meanings. Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Term Sheet.
1.1“Affiliate” with respect to any Party shall mean any corporation or other legal entity other than that Party in whatever country organized, controlling, controlled by or under common control with that Party. The term “control” shall mean the ownership of more than fifty percent (50%) of the equity share capital of an entity having the right to vote to elect directors of any such entity, or equivalent control in the case of an entity without share capital.

1.2“Business Day” means any day other than a Saturday, Sunday or statutory holiday in Japan.

1.3“Indications” for the Product are defined in the Term Sheet.

1.4“License Agreement” means a written definitive agreement to be signed by the Parties that sets forth the terms and conditions applicable to the license rights granted by Kiora to Senju for the Product, as further described in the Term Sheet.

1.5“Notice of Exercise” means a written notice from Senju to Kiora that Senju has elected to exercise the Option and pursue the negotiation of a License Agreement (as defined below).

1.6“Party” and “Parties” are defined in the preamble of this Agreement.

1.7“Person” shall mean and include an individual, a partnership, a limited partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, an association, a trust, an unincorporated organization, a group and a governmental agency.

1.8“Regulatory Authority” shall mean any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of the Product.

1.9“Term Sheet” means the Non-Binding Term Sheet for KIO-301, with attachment(s), and set forth in Exhibit A to this Agreement.

1.10“Territory” is defined in the Term Sheet.

1.11“Third Party” means any Person other than Senju and its Affiliates, and Kiora and its Affiliates.

2.License Option

2.1Grant. Kiora hereby grants to Senju an exclusive option (“Option”) to obtain an exclusive license to research, develop, use, sell or commercialize the Product in the Territory, and have any of the preceding done, including by way of sublicenses that are pre-approved by Kiora or otherwise meet certain requirements to be set forth in the License Agreement, such approval not be unreasonably withheld, and also potentially to manufacture or have manufactured the Product for the Indications in the Territory, all under Kiora’s know-how, patents, and other intellectual property rights, on the terms and conditions set out in the Term Sheet and as otherwise agreed to by the Parties in the License Agreement. Under the License Agreement, Kiora would also manufacture by itself, or would have a Third Party manufacture the Product, and stably supply the finished Product for Senju, provided, however, that Senju would be open to discuss the possibility of manufacturing the Product by itself or purchasing the Product directly from such Third Party. The Option shall last for the Term of this Agreement.

2.2Option Payment. In exchange for and in consideration of the Option, Senju shall pay to Kiora a one-time fee of one million two-hundred and fifty thousand United States dollars (USD$1,250,000) (“Option Payment”) to maintain its right to exercise the Option. The Option Payment will be due and payable within [***] Business Days after the Effective Date and shall be made in USD by electronic transfer of funds for value on the day in question to the designated bank account of Kiora, where any associated transfer fees shall be paid by Senju. The Option Payment shall [***] the License Upfront Payment of [***] million from the Term Sheet in the executed License Agreement.

2.3Exercise of Option. Senju may exercise the Option at any time during the Term by delivering a duly executed Notice of Exercise to Kiora. Thereafter, the Parties shall negotiate in good faith for the drafting and execution of the License Agreement for the remainer of the Term.

2.4Non-Solicitation. Prior to the termination or expiration of this Agreement, Kiora shall not, and shall cause its Affiliates and its and their respective directors, officers and representatives not to, directly or indirectly, solicit, discuss, negotiate, or enter into any agreement, option, or arrangement with any Third Party regarding Kiora’s intellectual property rights (including, without limitation, any patents, know-how, or trademarks) to the Product insofar and to the extent such agreement or arrangement relates to or may in any part include or affect the Option and/or the anticipated rights under License Agreement.

2.5Withholding Tax. Senju shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, including the Option Payment, any amounts required to be deducted and withheld with respect to the making of such payment under applicable tax or other laws. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to Kiora in respect of which such deduction or withholding was made. If Senju deducts and withholds any such taxes, (a) Senju shall provide Kiora an official tax certificate or other evidence of such withholding sufficient to enable Kiora to claim such payment of taxes without undue delay after receipt of such certificate or other evidence issued by the applicable governmental authority; and (b) Senju shall provide Kiora with reasonable assistance to enable the recovery, as permitted by applicable laws, of such withheld amounts.

3.Roles of the Parties

3.1Senju. During the Term, Senju shall [***].

3.2Kiora. Kiora shall provide reasonable information, advice, and assistance to Senju for its actions under Section 3.1. Included in the foregoing, Kiora shall [***].

4.Representations and Warranties; Covenants; Limitation of Liability

4.1Each Party represents and warrants to the other Party as of the Effective Date that it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and that it has full power and authority to execute, deliver, and perform this Agreement, and has taken all action required by applicable law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

4.2Kiora represents to Senju that as of the Effective Date, and warrants that throughout the Term, to its actual knowledge, the following:

(a) it has the authority to grant Senju the Option, and granting of the Option and the rights hereunder to Senju does not violate the rights of any Third Party;

(b) all research, development and other activities conducted by or on behalf of Kiora in connection with the Product does not, and has not, infringe(d), misappropriate(d) or otherwise violate(d) any Third Party’s intellectual property rights and no such claim has been asserted or threatened against Kiora (including in the form of offers to license);

(c) there are no facts, circumstances, or conditions that could reasonably be expected to form the basis for a claim of infringement, misappropriation, or other violation of intellectual property rights against Kiora with respect to activities related to the Product for the Indications in the Territory;

(d) no Third Party is infringing, misappropriating, or otherwise violating any of Kiora’s intellectual property rights to the Product, and no such claims have been asserted or threatened against any Third Party by Kiora;

(e) there has been no claim asserted or threatened challenging the scope, validity, or enforceability of Kiora’s intellectual property rights to the Product;

(f) Kiora has not granted any Third Party or agreed to grant any Person any right with respect to any Kiora’s intellectual property rights to the Product in the Territory that would otherwise limit the rights granted to Senju under this Agreement;

(g) the execution and delivery of this Agreement by Kiora and the performance by Kiora contemplated hereunder does not and will not violate any laws or contractual rights of any Person;

(h) all research and development conducted by or on behalf of Kiora with respect its intellectual property rights to the Product is being conducted and has been conducted, in each case, in material compliance with applicable laws including, including privacy laws;

(i) Kiora has made available or disclosed to Senju all material filings and material correspondence with each Regulatory Authority and other governmental authorities relating to its intellectual property rights to the Product, and Kiora has not failed to disclose or make available to Senju any material information related to its intellectual property rights to the Product in its possession or available to it, including material scientific, safety, efficacy, and other technical facts that would adversely affect the potential of developing or commercializing the Product under the License Agreement, and will continue to do the aforementioned during the Term;

(j) Kiora and its Affiliates have used reasonable measures to protect the confidentiality of material included in Kiora’s know-how rights to the Product and will continue to do so during the Term; and

(k) no Third Party that has been involved in the research or development related to Kiora’s intellectual property rights to the Product is debarred by any Regulatory Authority or the subject of debarment proceedings.

4.3EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE PARTIES MAKE NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED.

4.4Covenants. Kiora covenants and agrees that, during the Term it shall:

(a) not grant any rights to any Third Party that would interfere or otherwise be inconsistent with Senju’s rights hereunder;

(b) not enter into any license or option agreements or other arrangements relating to the Product that would otherwise limit the rights granted to Senju under this Agreement;

(c ) not sell, assign or otherwise transfer to any Third Party any of its intellectual property rights to the Product in a manner that would limit the rights granted to Senju under this Agreement;

(d) not incur or permit to exist (and to cause each of its Affiliates not to incur or permit to exist), with respect to any of its intellectual property rights to the Product, any lien, encumbrance, charge, security interest, mortgage, liability or other restriction (including in connection with any indebtedness) that would limit the rights granted to Senju under this Agreement;

(e) in the event the Option is exercised by Senju, execute and file those notices and other filings as Senju shall reasonably request be made with any patent office in the Territory with respect to the rights granted under this Agreement;

(f) provide Senju any and all available information reasonably requested by Senju on a regular basis regarding the status of the Product; and

(g) in the course of exercising its rights with respect to the Product, not knowingly use any Person that is debarred by any Regulatory Authority or is the subject of debarment proceedings.

5.Indemnification

5.1Kiora shall indemnify, defend and hold harmless Senju, its Affiliates, sublicensees and their respective trustees, directors, officers, employees, and agents and their respective successors, heirs and assigns (“Senju Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Senju Indemnitees or any one of them in connection with any claims, suits, actions, or demands brought by a Third Party (including any resulting judgments) arising out of (a) any material breach by Kiora or its Affiliates of its representations, warranties set forth in this Agreement (in each case, when made, and to its actual knowledge), (b) any material breach by Kiora or its Affiliates of its covenants set forth in this Agreement, or (c) the negligence, recklessness, or willful misconduct of, or violation of law by Kiora or any of its Affiliates.

5.2Senju shall indemnify, defend and hold harmless Kiora, their Affiliates, sublicensees and their respective trustees, directors, officers, employees, and agents and their respective successors, heirs and assigns (“Kiora Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Kiora Indemnitees or any one of them in connection with any claims, suits, actions, or demands brought by a Third Party (including any resulting judgments) arising out of (a) any material breach by Senju of its representations and warranties set forth in this Agreement (in each case, when made, and to its actual knowledge), (b) the negligence, recklessness, or willful misconduct of, or violation of law by, Senju.

5.3The indemnifying Party’s obligations under Sections 5.1 or 5.2 are conditioned upon the indemnified Party (a) providing written notice to the indemnifying Party of any indemnifiable claim within [***] days after the indemnified Party has knowledge of such claim (except that failure to timely provide such notice will relieve the indemnifying Party of its obligations only to the extent the indemnifying Party is materially prejudiced as a direct result of such delay); and (b) cooperating and, at the indemnifying Party’s request and expense, assisting in such defense. Notwithstanding the foregoing, the indemnified Party may participate at its own expense in the defense and any settlement discussions, and will have the right to approve any settlement agreement that involves an admission of fault by the indemnified Party or imposes non-monetary obligations on the Indemnified Party; provided, however, that such approval will not be unreasonably withheld. The indemnifying Party shall control the defense of the claim; provided, however, that (1) it may not settle any claim in any manner that would require any payment by the indemnified Party, and (2) it agrees to keep the indemnified Party informed of the progress in the defense and disposition of such claim and to consult with the indemnified Party prior to any proposed settlement that may adversely impact any of its Indemnitees.

5.4IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES, TRUSTEES, DIRECTORS, OFFICERS, MEDICAL OR PROFESSIONAL STAFF, EMPLOYEES AND AGENTS (A) BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER A PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING AND (B) HAVE CUMULATIVE LIABILITY UNDER THIS AGREEMENT FOR AN AMOUNT GREATER THAN [***]; PROVIDED, HOWEVER, THE LIMITATIONS OF LIABILITY UNDER THIS SECTION 5.4 SHALL NOT APPLY TO EITHER PARTY’S (1) BREACH OF ITS CONFIDENTIALITY OBLIGATIONS HEREUNDER, OR (2) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (3) INDEMNIFICATION OBLIGATIONS STATED ABOVE.

5.5This Article 5 shall survive expiration or termination of this Agreement.

6.Term and Termination

6.1Term. Subject to earlier termination, the term of this Agreement shall commence on the Effective Date and remain in force until [***] months after Senju has received notification of [***], during which time Senju must notify Kiora whether or not it chooses to exercise the Option. Provided however, that if Senju is unable to make a decision on the Option within such [***] period, Kiora would grant Senju an additional period of [***] months subject to Senju notifying Kiora prior to the expiration of such [***] month period of Senju’s election to extend the Option period (the “Extension Notice”). Any such extention shall require an additional payment from Senju to Kiora of [***] (USD[***], the “Extension Payment”), which Senju would pay within [***] Buiness Days from Senju providng the Extention Notice to Kiora. For the avoidance of doubt, Kiora would grant such an extension to Senju only one time (such collective period of time from the

Effectice Date is the “Term”). The Term and therefore the Option may also be extended anytime by mutual written agreement of the Parties. The Extension Payment shall be subject to the same terms as the Option Payment hereunder, [***].

6.2Earlier Termination. Notwithstanding the Term, this Agreement, including the Option, shall automatically terminate in any of the following circumstances:
(a) upon the execution of the License Agreement;

(b) upon any failure of Senju to timely pay the Option Payment to Kiora pursuant to Section 2.2;

(c ) upon Senju notifying Kiora that it no longer wants to pursue the Option and/or negotiate the License Agreement;

(d) upon material breach of Kiora of any of its covenants hereunder which remains uncured after [***] Business Days following receipt or deemed receipt by Kiora of a written default notice thereof from Senju; or

(e) if (i) either Party becomes subject to proceedings for its adjudication as a bankrupt or (ii) a receiver, trustee, or custodian is appointed for such Party, (iii) either Party makes an assignment for the benefit of creditors, or is liquidated or dissolved, or (iv) in the event of the occurrence of any action or event which is, the equivalent in law of one or more of the events described in this Section 6.2(d); and provided that in either foregoing cases, that such proceedings are not dismissed within [***] days following the date of filing or occurrence thereof.

6.3Effect of Termination or Expiration. The termination or expiration of this Agreement or any license granted hereunder shall not relieve any Party or its Affiliates of obligations arising before such termination or expiration. Termination caused by Kiora under Section 6.2(c) or (d) shall entitle Senju to a pro-rata refund of the Option Payment based on the amount of the Term remaining at the time of such termination.

7.Miscellaneous

7.1Confidentiality. Any information and data provided by one Party to the other in connection with this Agreement shall be protected as confidential information of the disclosing Party and shall be subject to the Mutual Non-Disclosure Agreement between the Parties effective [***]. Without limiting the foregoing, each Party agrees that it and its Affiliates will not during the Term or thereafter make any unauthorized use or disclosure of any confidential information of the other Party or disclosed by it. The information and materials disclosed or exchanged between the Parties for the negotiation under the Term Sheet and this Agreement, and any related discussions and proposals, shall be covered by this section. Each Party and its Affiliates shall take all reasonable and appropriate precautions that are customary to prevent such disclosure or use and to protect such confidential information of the other Party or disclosed by it and preserve its confidential, proprietary, or trade secret status having due regard for the nature of the confidential information in question. The confidentiality obligations shall last from the time of such disclosure and permanently after the expiration or termination of this Agreement. To the extent of any conflict between the NDA and this Section 7.1, this Section 7.1 shall prevail.

7.2Relationship of the Parties. The relationship of the Parties established under this Agreement is that of independent contractors and neither Party is a partner, employee, agent or joint venture partner of or with the other, and neither Party has the right or authority to assume or create any obligation on behalf of the other Party.

7.3Entire Agreement. This Agreement (including each Exhibit(s) hereto) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and supersedes all prior communications and understandings between the Parties, including without limitation any term sheets, letters of intent and email communications with respect to such subjects, excluding the Term Sheet and the NDA.

7.4Notices. All notices, reports, waivers, correspondences or other communications under this Agreement must be in writing in the English language to be effective and will take effect (or be deemed to have been given or delivered, as the case may be): (a) on the Business Day sent, when delivered by hand or e-mail transmission (with confirmation) during normal business hours of the recipient, or (b) on the Business Day following the Business Day of sending, if delivered by internationally recognized overnight courier with confirmation of receipt, in each case, to such Party at its address (or number) set forth below or such amended address (or number) as the Party may specify by notice from time to time.

Kiora Pharmaceuticals, Inc.
169 Saxony Road, Suite 212
Encinitas CA 92024, USA

Attention: [***]
Email: [***]

Senju Pharmaceutical Co., Ltd.
3-1-9, Kawawra-machi, Chuo-ku
Osaka 541-0048
Japan

Attention: [***]
Email: [***]

7.5Amendment; Waiver. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the Parties or, in the case of a waiver, by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by any Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

7.6Counterparts, Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, e-signature (e.g. DocuSign) or by any other agreed to electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

7.8Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

7.9Assignment. Each Party may only assign this Agreement, in part or in whole, with the prior written consent of the other Party. Each Party shall notify the other Party in writing of any such assignment and provide a copy of all assignment documents and related agreements (from which confidential information may be redacted) to each other Party [***] days prior to any such assignment. Any assignment contrary to the terms of this Agreement shall be null and void.

7.10Force Majeure. No Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation fire, pandemic, explosion, flood, war, sabotage, strike or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

7.11Use of Name. Except as expressly permitted hereunder, no Party shall use the name of any other Party or of any trustee, director, officer, staff member, employee, student or agent of any other Party or any adaptation thereof in any advertising, promotional or sales literature, or publicity without the prior written approval of the Party or individual whose name is to be used. Notwithstanding the foregoing, each Party shall be permitted to release information regarding this Agreement, including names, (a) for required filings made to the U.S. Securities and Exchange Commission (SEC) or similar requirements under Generally Accepted Accounting Principles (GAAP) or applicable law or regulations, provided, that such Party shall ensure that any such release will be limited in its disclosure only to information that is required for such disclosing Party to be in compliance with GAAP or applicable law or regulations; (b) that has previously been made publicly available other than through breach of this Agremeent or the NDA by the disclosing Party; or (c) to its directors, trustees, officers, employees, accountants, attorneys, advisers, investors (actual and potential) and agents who have a need to know and who are informed of the confidential nature of such information and are bound by substantially similar confidentiality obligations with respect to such information.

7.12Governing Law and Dispute Resolution. This Agreement and all questions regarding its validity or interpretation, or the breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of California. If any dispute, controversy or claim arises out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, breach or termination, it shall be referred to and finally resolved by arbitration pursuant to the Rules of the International Chamber of Commerce (“ICC”), which Rules are deemed to be incorporated by reference into this section before one or more arbitrators in accordance with such Rules. Such arbitration shall be conducted in the English language and shall be seated and held in Osaka, Japan if initiated by Kiora, or in San Diego, California, if initiated by Senju. The determination of the arbitration shall be final, binding, and conclusive upon the Parties, and enforceable in any court having jurisdiction.

7.13Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be effected thereby. Thereafter, if and as necessary, the Parties shall negotiate in good faith to correct any resulting inequities and retain their original intentions under the Agreement.

7.14Survival. In addition to any specific survival references in this Agreement, Articles 1, 4, 5, and 7, and Sections 2.5 and 6.3 shall survive termination or expiration of this Agreement. Any other rights, responsibilities, obligations, covenants and warranties which by their nature should survive this Agreement shall similarly survive and remain in effect.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

SENJU PHARMACEUTICAL CO., LTD.         KIORA PHARMACEUTICALS, INC.

By: /s/ Shuhei Yoshida____________          By: /s/ Brian Strem
Name: Shuhei Yoshida         Name: Brian Strem
Title: President          Title: President & CEO
Date: May 28, 2025         Date: May 30, 2025

EXHIBIT A

TERM SHEET

Item	Definition
Purpose	The purpose of this Term Sheet is to outline the basic terms and conditions of the Option Agreement (and resulting License Agreement, if applicable) to be concluded between Kiora Pharmaceuticals, Inc. (“Kiora”) and Senju Pharmaceutical Co., Ltd. (“Senju”), serving as a guideline for further negotiations and final agreement execution.
Product	KIO-301
Indications	Retinitis Pigmentosa (RP), Stargardt Disease (SD), and/or any other disease in ophthalmology
Territory	Japan, China, and the Other Asian Countries listed in Exhibit A attached hereto.
Rights	Kiora would grant to Senju the rights to research, have researched, develop, have developed, use, have used, sale/commercialize, have sold/commercialized, including by way of sublicenses that are pre-approved by Kiora or otherwise meet certain requirements set forth in the License Agreement, provided however, any such approval for a sublicense for Senju shall not be unreasonably withheld, and also potentially to manufacture, have manufactured the Product for the Indications in the Territory.
Product Supply	Kiora would manufacture by itself, or would have a third party manufacture the Product, and stably supply the finished Product for Senju, provided, however, that Senju would be open to discuss the possibility of manufacturing the Product by itself or purchasing the Product from the third party.
Net Sales in Japan	Means the [***] of the Product to be sold by Senju or its affiliates or sublicensees to [***], less the following deductions: a)[***]; b)[***]; c)[***]; d)[***]; e)[***]; and f)[***].
Financial Event	Amount/Rate
Option Payment and Extension Payment	1.25 million USD
Would be paid upon the execution of the Option Agreement (“Option Payment”).
Senju would notify Kiora whether or not it chooses to exercise the option right within [***] months of its receiving notification of [***]. Provided however, that if Senju is unable to make a decision within [***] months, Kiora would grant Senju an additional period of [***] months for [***], which Senju would pay in exchange for such extension of time (“Extension Payment”). For the avoidance of doubt, Kiora would grant such an extension to Senju only one time.
The Option Payment would [***] the License Upfront Payment which would be paid if Senju exercises the right under the Option Agreement, and upon the execution of the resulting License Agreement by and between Kiora and Senju after [***].
For clarity, any Extension Payment, if paid to Kiora, would [***] the License Upfront Payment.
License Upfront Payment	[***] USD Would be paid upon the execution of the License Agreement.
2

Milestone Payments (NDA)	[***] USD Would be paid upon the filing of the NDA for the Indication in Japan for the Product.
[***] USD Would be paid upon the filing of the NDA for the Indication in China for the Product.
For the avoidance of doubt, these Milestone Payments (NDA) apply only in Japan and China and do not apply even if [***]
Milestone Payment (Product Launch in Japan)	Would be paid upon the Product launch in Japan. This Milestone Payment would be determined based on the [***] at the time of [***].
	A) [***]	[***] USD
	B) [***]	[***] USD
	C) [***]	[***] USD
	D) [***]	[***] USD
Milestone Payment (Product Launch in China)	[***] million USD Would be paid upon the Product launch in China.
[***]
Sales Milestone Payments (Japan)	Would be paid if [***].
	A) [***]	[***]USD
	B) [***]	[***]USD
	C) [***]	[***]USD
	D) [***]	[***]USD
For the avoidance of doubt, these Sales Milestone Payments (Japan) would only apply to [***]. These Sales Milestone will be paid within [***]of the appliable milestone being achieved.
Sales Milestone Payments (China)	Would be paid if [***].
	A) [***]	[***] USD
	B) [***]	[***] USD
	C) [***]	[***] USD
	D) [***]	[***] USD
For the avoidance of doubt, these Sales Milestone Payments (China) would only apply to [***] These Sales Milestone will be paid within [***]of the appliable milestone being achieved.
Royalty Rate (Japan)	Senju would use the Royalty Rate (Japan) specified below to calculate the Royalty Payments and such calculations shall be based on [***]. The Royalty Rate (Japan) would be determined based on [***].
	A) [***]	[***]% of the Net Sales in Japan
	B) [***]	[***]% of the Net Sales in Japan
	C) [***]	[***]% of the Net Sales in Japan
	D) [***]	[***]% of Net Sales in Japan
For the avoidance of doubt, each Royalty Rate (Japan) shall only apply to the portion of the Net Sales in Japan within that range. For example, [***]. [***].
3

Royalty Rate (China)	Senju would use the Royalty Rate (China) specified below to calculate the Royalty Payments and such calculations shall be based on the [***] in China for each fiscal year multiplied by the applicable Royalty Rate (China).
[***]% of [***] in China
For the avoidance of doubt, Royalty Rate for Other Asian Countries [***].
Royalty Term	Royalty Term would commence on the commercial launch date of the Product, and on a country-by-country basis, continue until the last of
(A) [***] years from such launch date;
(B) [***]; or
(C) [***].
Where (A)-(C) is the “Initial Period”.
Upon expiration of the Initial Period, Senju shall pay the following royalty for the Product’s trademark use for a period of [***] years.
In Japan: [***]% of Net Sales in Japan
In China: [***]% of [***] in China
In the Other Asian Countries: [***]
Provided however, in case the valid patent expires or becomes invalid officially or practically during the Royalty Term from the launch date of the Product in each country, then the Royalty Rates stated above in that country shall [***].
The royalty would be fully paid up after the Royalty Term.
Earned royalties will be paid on a [***] basis along with a report detailing the calculation of royalties payable.
Item	Definition
Intellectual Property	Any invention or other intellectual property including data, know-how and studies made by or on behalf of Senju in the course of its activities under the License Agreement (“Senju IP”) would be the sole property of Senju. In the event that such invention in the Senju IP is considered patentable, Senju would have the right to file a patent application anywhere in the world in its sole discretion. To clarify, the patent(s) which are the sole property of Senju would not be included in valid patents to define the Royalty Term.
Senju would grant to Kiora a non-exclusive license to use the Senju IP outside the Territory. Kiora would grant to Senju a non-exclusive license to use the Thea IP within the Territory for the Indication of the Product.
Indemnification and Patent Infringement, Representations and Warranties, Defense	Each party would defend and indemnify the other party for any claims resulting from the first party's fault, negligence, or breach of the License Agreement, subject to exclusions. Kiora would represent and warrant (among other things) that, to its actual knowledge, the patent rights under the License Agreement in existence as of its signing are not invalid or unenforceable, have not previously been assigned or licensed, and that their exercise by Senju thereunder would not infringe any intellectual property rights of any third party. If Kiora or Senju discovers any actual or threatened patent infringements, Kiora and Senju would mutually discuss to resolve the issue. The defense and resolution to any actual or threatened patent infringements could include a joint defense of the lawsuit if any were brought against Senju in the Territory. The costs of any defense and resolution (including related attorneys' fees) in the Territory for the actual or threatened patent infringement would be borne by Kiora, and provided the details on conditions and extent would be further stated in the License Agreement between Kiora and Senju.
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Regulatory	Senju shall [***].
Joint Steering Committee	If the parties execute the License Agreement, they will establish a Joint Steering Committee (“JSC”) which shall be comprised of representatives of each party. The JSC shall meet on a regular basis and shall be responsible for overseeing the development and commercialization of the Product in the Territory. The JSC shall be comprised of an equal number of representatives from Senju and Kiora. The JSC shall endeavor to make decisions by consensus. In the event there is a dispute that arises out of the JSC, the dispute shall be resolved in the following manner: The Chief Executive Officers/Presidents of the parties shall meet within a specified time and attempt to resolve the dispute. If the dispute cannot be resolved through this process, Senju shall have the final decision-making authority.
Non-Binding	This Term Sheet is non-binding, except for the sections titled “Confidentiality” and “Costs and Expenses”, which shall be binding on the parties. The transaction contemplated under this Term Sheet is subject to several conditions, including but not limited to the approval of both parties’ senior management and its Board of Directors, the completion of satisfactory due diligence, and the negotiation and execution of final definitive agreements mentioned herein.
Confidentiality	Both parties’ interest in a transaction, the existence of this Term Sheet and its contents are strictly confidential. The parties are providing this Term Sheet based on the representation and warranty that each party will not disclose the other party’s interest in the transaction described herein publicly nor to any third party without the other party’s prior written consent. Any information and data provided by one party to the other in connection with the transactions contemplated by this Term Sheet shall be protected as confidential information of the disclosing party and shall be subject to the Mutual Non-Disclosure Agreement between the parties effective [***].
Fees and Expenses	Each party is to pay their own fees and expenses, including legal fees and expenses, in connection with this Term Sheet and the negotiation and execution of final definitive agreements mentioned herein (if applicable).

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